UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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HC2 Holdings, Inc.

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April 6, 2020

Dear Colleagues,

HC2’s employees are our greatest assets. During these challenging times, our highest priority is ensuring your safety and wellbeing. I am so grateful for your continued dedication and hard work during this uncertain period. HC2’s achievements are entirely thanks to your efforts. Please know that we will continue to do everything that we can to protect you, and are committed to prioritizing your wellbeing as we work to minimize the COVID-19 pandemic’s impact on our business operations and partners. Thank you for your continued trust in us.

Today, I want to address the consent solicitation recently launched by a short-term activist investor, Percy Rockdale, and their attempt to take control of the Board of HC2, of which you have likely learned in press releases or other communications. Over the coming weeks you will be receiving or reading more information from our Board and from the activist, including their perceptions of me, the management team, our financials and the future of HC2.

As you know, we are always interested in engaging in constructive discussions with stockholders, and we remain committed to carefully considering all good-faith ideas designed to enhance stockholder value, as evidenced by our recent expansion of the Board to include a new and highly qualified independent director, Julie Springer. Unfortunately, rather than engaging with our Board to reach a constructive resolution, this activist investor, that only bought stock just four short months ago, is making false and misleading claims and inaccurate and deceptive allegations about our Board’s oversight and about me personally, in order to take control of the business and the Board.

First, please know that Percy Rockdale’s letter contains claims that are not true in fact or in spirit. The Board and I intend to vigorously defend ourselves and HC2 against these misinformed claims and personal attacks, and against Percy Rockdale’s efforts to take control of the assets we have acquired and built together. The Board and I continue to believe that we have the right strategy, have assembled an attractive portfolio of businesses, and are executing on a plan to improve HC2’s capital structure. Your commitment and dedication to this journey is imperative, and I ask for your continued focus on achieving strong business results. Let us not get distracted and instead remain focused on keeping the positive momentum we are building across our business portfolios!

Despite the Board’s disagreement with many of the characterizations and conclusions drawn within Percy Rockdale’s letters, we are encouraged that Percy Rockdale recognizes that HC2 is an “asset rich” business. On this front, we agree – there is real value in our businesses, which is why these short-term stockholders are attempting to step into the position of control and to capitalize on what we have worked very hard to create together, without paying fair consideration for the ability to do so. I look forward to continuing to build on this value with you, as we work to enhance our businesses and investments, evolve by making positive adjustments to our process and continue to explore opportunities for growth. We are confident that our ongoing strategic initiatives are on track to position HC2 for a prosperous future.

HC2 Holdings, Inc. • 450 Park Avenue, 30th Floor • New York, NY 10022 • (212) 235-2690 • www.hc2.com

Campaigns by activists that publicly disparage the management and Board of their targets have become commonplace, and the potential negative publicity can be alarming and distracting. Please know, however, that this is not a reflection of the great work you do. As Percy Rockdale attacks our strategy and credentials, our plan is to “take the high road” by continuing to offer to discuss its input, while maintaining our strategic direction. It is important that we all stay fully focused on delivering the same level of client service that helped us become such an effective operator and partner to emerging businesses. As far as we’re concerned, it’s business as usual at HC2.

For those of you who are also HC2 stockholders, you may receive letters in the mail in the coming weeks related to Percy Rockdale’s campaign. If you have any questions on how to respond, please contact Phil Denning at ICR Inc. (Phil.Denning@icrinc.com or 646-277-1258).

Also, if you are contacted by a stockholder or a member of the media, please refer the person to Phil Denning at ICR Inc. (Phil.Denning@icrinc.com or 646-277-1258) so he can handle accordingly. It is important that we speak with a unified voice, and directing all inbound inquiries to a single source will help us to achieve this.

On behalf of the Board and management team, I thank you for your continued support, hard work and dedication. We have a passionate and driven team, and I could not be more excited for the future of our Company.

Sincerely,

Philip A. Falcone

President and Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2’s remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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